UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 13, 2017

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 13, 2017, Paychex, Inc. (the “Company”) announced that the Board of Directors (the “Board”) has voted to expand the Board to ten members and has appointed Thomas F. Bonadio, CPA, to fill the newly created Board position.  The Company’s press release dated January 13, 2017, announcing the appointment of Mr. Bonadio, is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).

Mr. Bonadio, age 66, serves as the Chief Executive Officer and Managing Partner of The Bonadio Group, which he co-founded in 1978.  The Bonadio Group is the largest independent provider of accounting, business advisory, and financial services in New York State outside of Manhattan.  Prior to that, he served seven years with Arthur Andersen & Co. in Rochester, New York.  Mr. Bonadio currently serves as a director and head of the Audit Committee for CurAegis Technologies (formerly Torvec, Inc.), a technology company involved in innovation and development in the realms of fatigue management (CURA division) and fluid power (Aegis division).  He also served as a director and member of the Audit Committee for Conceptus, Inc., a medical products manufacturer and developer, until it was acquired by Bayer AH of Germany, in 2013.  Mr. Bonadio also serves on a number of private company boards.

Mr. Bonadio’s appointment to the Board is effective immediately.  He has been appointed to serve on the Audit Committee and the Corporate Development Advisory Committee of the Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit relating to Item 5.02 of this Form 8-K is furnished herewith:

Exhibit 99.1	Press Release of Paychex, Inc. dated January 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	January 16, 2017	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	January 16, 2017	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer